As filed with the Securities and Exchange Commission on February 28, 2017

REGISTRATION NO. 333-215679

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIBERTY MEDIA CORPORATION
 (Exact name of Registrant as specified in its charter)

12300 Liberty Boulevard Englewood, Colorado 80112
Delaware	(720) 875-5400	37-1699499
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Richard N. Baer, Esq.
Chief Legal Officer
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy To: Renee L. Wilm, Esq. Courtney S. York, Esq. Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112-4498 (212) 408-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Deregistration of Securities

On January 24, 2017, Liberty Media Corporation (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-215679) (as amended, the “Registration Statement”), which automatically became effective upon filing and registered for resale from time to time by the selling stockholders identified therein up to 2,547,788 shares of the Company’s Series C Liberty Formula One common stock, par value $0.01 per share (the “Series C Liberty Formula One Common Stock”).

This Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister the 1,224,367 shares of Series C Liberty Formula One Common Stock registered pursuant to the Registration Statement that remain unsold thereunder as of the date hereof (the “Unsold Securities”).  The Company hereby amends the Registration Statement to deregister and remove from registration under the Registration Statement the Unsold Securities and to terminate the effectiveness of the Registration Statement as of the date hereof.

Item 16.  Exhibits And Financial Statement Schedules.

Exhibit No.	Description

24.1	Power of Attorney.*

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, state of Colorado, on February 28, 2017.

LIBERTY MEDIA CORPORATION

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President, Deputy General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

Name	Title	Date

*	Chairman of the Board and Director
John C. Malone

*	Chief Executive Officer (Principal
Gregory B. Maffei	Executive Officer), President and Director
*	Chief Financial Officer (Principal
Mark D. Carleton	Financial and Principal Accounting Officer)

*	Director
Robert R. Bennett

*	Director
Brian Deevy

*	Director
M. Ian G. Gilchrist

*	Director
Evan D. Malone

*	Director
David E. Rapley

*	Director
Larry E. Romrell

*	Director
Andrea L. Wong

*By:	/s/ Craig Troyer	February 28, 2017
Craig Troyer
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney.*

* Previously filed.